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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

         We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (Form S-8) of Cumulus Media Inc. of our report dated February 1, 2002, with respect to the financial statements of Aurora Communications, LLC, which report is included in the Cumulus Media Inc. Definitive Proxy Statement (as filed with the SEC on February 28, 2002).



                                       /s/ Ernst & Young LLP


New York, New York
August 1, 2002